EXHIBIT 99.1

JOINT FILING STATEMENT

PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G, is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G, shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

Dated: May 18, 2022

Pamplona Capital Partners V, L.P.

By:	Pamplona Equity Advisors III Ltd., its general partner

By:	/s/ Ronan Guilfoyle
Ronan Guilfoyle, Director

Pamplona Equity Advisors V, Ltd

By:	/s/ Ronan Guilfoyle
Ronan Guilfoyle, Director

Pamplona Private Equity Carryco V, L.P.

By:	/s/ Ronan Guilfoyle
Ronan Guilfoyle, Director

Pamplona Equity Carryco Advisors V, Ltd.

By:	/s/ Ronan Guilfoyle
Ronan Guilfoyle, Director

Pamplona PE Investments II, Ltd.

By:	/s/ Ronan Guilfoyle
Ronan Guilfoyle, Director

Pamplona PE Investments Malta Limited

By:	/s/ Stephen Gauci
Stephen Gauci, Director

Pamplona Capital Management LLP

By:	/s/ Kevin O’Flaherty
Kevin O’Flaherty, Designated Member

Pamplona Capital Management LLC

By:	/s/ Stephen Gauci
Stephen Gauci, Managing Member

Pamplona Capital Management (PE) SL

By:	/s/ Martin Schwab
Martin Schwab, Director

/s/ John C. Halsted
John C. Halsted

/s/ Alexander M. Knaster
Alexander M. Knaster